UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 1 Columbus Circle, 17th Floor Mail Stop: NYC01-1710 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest, no par value	MSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD.

Cliffs Announced Plan to extend Idle of all Operations at Northshore Mining Company until at least April 2023

On July 22, 2022, Cleveland-Cliffs Inc. (“Cliffs”), parent of Northshore Mining Company (“Northshore”), the lessee/operator of the leased lands upon which Mesabi Trust is dependent for its royalties, held a conference call to discuss Cliffs’ second-quarter 2022 earnings. During the call, Lourenco Goncalves, Chairman, President, and Chief Executive Officer of Cliffs, disclosed “… we are now extending the ongoing idle at our Northshore swing facility to at least April of next year. With the increased use of scrap company-wide in our steel making operations made possible by the acquisition of FPT last year, the pellets from Northshore are not needed at this time. Rather than deplete this finite resource for the benefit of the Mesabi Trust and its so-called unit holders, we will keep Northshore idle until we decide otherwise.”

Cliffs’ announcement during its July 22, 2022 earnings call follows comments made by Cliffs’ CEO on October 22, 2021, about its plans to shift DR-grade pellet production away from Northshore and into Minorca, making Northshore a swing operation and idling the Northshore operations from time to time, and on February 11, 2022 to idle all production at the Northshore mine, starting in the spring, carrying through at least to the fall period, and maybe beyond. Cliffs has not notified Mesabi Trust of any of the aforementioned operational changes. Further, Cliffs has not recently requested any changes to the royalty structure, which is governed by a 1989 royalty agreement, and Cliffs has historically failed to engage in meaningful negotiations requested by Mesabi Trust to address the interpretations of the royalty structure.

Mesabi Trust notes that any change to the royalty structure would require an amendment to the royalty agreement, which would require the approval of the Trustees as well as approval of 66 2/3% in interest of the Trust Certificate Holders.

Forward-looking Statements

This report contains certain forward-looking statements based on Cliffs’ publicly announced plans with respect to DR-grade pellet production, third party sales, and use of Northshore in the future, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended. Cliffs’ implementation of, or changes to, these plans are beyond Mesabi Trust’s control. As such, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in Mesabi Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (filed April 27, 2022) and Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 (filed June 13, 2022). Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

	By:	/s/ Chris Niesz
Chris Niesz
Vice President
Deutsche Bank Trust Company Americas,
Corporate Trustee of Mesabi Trust

Dated: July 22, 2022

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